EXHIBIT 99.3

                 CERTIFICATION AND REQUEST FOR ADDITIONAL RIGHTS

To the Rights Agent:

     The undersigned securities dealer, commercial bank, broker, trust company or other nominee holder of Rights (as defined below) hereby certifies that it is the holder of record ("Rightsholder") of _____________ shares of Common Stock, $.01 par value (the "Common Stock"), of Tel-Save.com, Inc. (the "Company") on behalf of certain beneficial owners as of the close of business on December __, 1998, the record date for the for the dividend distribution (the "Record Date"), of shares of Common Stock pursuant to nontransferable rights ("Rights"), as described in the Company's Prospectus dated________, a copy of which the undersigned has received.

     The undersigned further certifies that _______________ beneficial owners on whose behalf it held, as of the close of business on the Record Date,
________________ shares of Common Stock registered in the name of the undersigned are each entitled to one additional Right as the Company has agreed that, in lieu of fractional Rights, the number of Rights to which a beneficial owner would otherwise be entitled will be rounded up to the next whole number and, accordingly, the undersigned requests that a Rights Certificate evidencing _______________ additional rights be issued to it.

     The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of Common Stock, that such beneficial ownership is reflected on the undersigned's records and that all shares of Common Stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing. The undersigned agrees to provide the Company or its designee with such additional information as the Company deems necessary to verify the foregoing and acknowledges that the Rights Agent must receive this Certificate and Request for Additional Rights, properly completed, no later than 5:00 p.m., New York Time, on January __, 1999, after which time no new Rights Certificates will be issued.

Name of Rights Holder:_____________________________________________

     By:___________________________________________________________

     Name:_________________________________________________________

     Title:________________________________________________________

     Address:______________________________________________________

     Telephone Number:_____________________________________________

     Dated:________________________________________________________